FIRST AMENDMENT TO

SALES CONTRACT

THIS FIRST AMENDMENT TO SALES CONTRACT (this “Amendment”) is made as of October 9, 2015, by and between ACRE Realty LP, a Georgia limited partnership (“Seller”), and MAPLE MULTI-FAMILY LAND SE, L.P., a Delaware limited partnership ("Purchaser").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Sales Contract dated August 14, 2015 by and between Seller and Purchaser (the “Agreement”) Seller has agreed to sell and Purchaser has agreed to buy that certain property (the “Property”) located in the Sandy Springs, Fulton County, Georgia, containing approximately 9.696 acres fronting on Peachtree Dunwoody Road and being more particularly described on Exhibit A attached thereto and by this reference made a part hereof;

WHEREAS, Purchaser and Seller desire to amend the Agreement to extend the time for Site Plan Approval as set forth herein;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller and by Seller to Purchaser upon the execution of this Amendment, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.     Definitions. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Agreement.

2.     Site Plan. Seller confirms that it has approved Purchaser’s Site Plan, which was submitted to Sandy Springs for approval.

3.     Amendment. Section B of Article IX of the Agreement is hereby deleted in its entirety, and the following is substituted therefor:

“B.     Provided that Purchaser and Seller have agreed to the “Site Plan” as contemplated in Section IX A above, promptly thereafter Purchaser at its sole cost and expense will make application to the City of Sandy Springs, Georgia to obtain approval of Purchaser’s Site Plan. Purchaser agrees to timely apply for the approval of its Site Plan and to use commercially reasonable, good faith efforts to obtain approval of its Site Plan.

It shall be a condition precedent to Purchaser’s obligation to close and consummate the transaction contemplated herein that, no later than October 27, 2015, Purchaser’s Site Plan shall have been approved by the City of Sandy Springs.

If Purchaser’s Site Plan has not been approved by the City of Sandy Springs on or before October 27, 2015, Purchaser shall have the right (i) to notify Seller and Escrow Agent no later than October 30, 2015 that the condition precedent set forth in this Section IX B has failed (unless the Site Plan is approved on or before October 30, 2015 in which case the condition precedent set forth in this Section IX B shall be deemed satisfied), whereupon Escrow Agent shall return the Deposit to Purchaser, and thereafter this Agreement shall terminate and be null and void and of no further force and effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for those matters that specifically survive such termination; or (ii) to waive the condition precedent set forth in this Section IX B and proceed to close the transaction otherwise in accordance with the terms and conditions of this Agreement. Purchaser’s failure to timely notify Seller and Escrow Agent that Purchaser has elected item (i) in the preceding sentence shall be deemed to mean that Purchaser has elected (ii) of the preceding sentence.”

4.     Confirmation. Except as specifically set forth herein, all other terms and conditions of the Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5.     Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart.

6.     Transmission. This Amendment may be transmitted between the parties by e-mail in .pdf. The parties intend that the e-mailed .pdf signatures constitute original signatures.

7.     Successors and Assigns. This Amendment shall inure to the benefit and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed by persons duly authorized thereunto as of the day and year first above written.

PURCHASER:

MAPLE MULTI-FAMILY LAND SE, L.P., a Delaware limited partnership

By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

	By:	/s/ Leonard Wood, Jr.
Leonard Wood, Jr., Vice President

SELLER:

ACRE Realty LP, a Georgia limited partnership

By:	ACRE Realty Investors, Inc., a Georgia corporation, its sole general partner

	By:	/s/ Robert Gellert
Robert Gellert, Executive Vice President

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